HEITMAN SECURITIES TRUST
              RODNEY SQUARE MANAGEMENT CORPORATION
       AMENDED AND RESTATED ACCOUNTING SERVICES AGREEMENT    Exhibit 9(c)



     THIS AMENDED AND RESTATED ACCOUNTING SERVICES AGREEMENT made as of the 14th day of November, 1996, by and between Heitman Securities Trust, a Massachusetts business trust (hereinafter called the "Trust"), having its principal place of business in Chicago, Illinois, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware (hereinafter called "RSMC"), having its principal place of business in Wilmington, Delaware.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and offers for public sale one or more distinct series of shares of beneficial interest ("Series"), par value $.001 per share, each corresponding to a distinct portfolio;

      WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

   WHEREAS, at the present time, the Trust has one Series, the Heitman Real Estate Fund (the "Fund"), which consists of two classes of shares, the Heitman/PRA Institutional Class shares and the Advisor Class shares;

      WHEREAS, the Trust currently to employs RSMC to provide certain accounting services with respect to the Fund pursuant to an Accounting Services Agreement dated as of December 3, 1993 (the "Original Agreement"); and

      WHEREAS, the Trust and RSMC desire to amend and restate the Original Agreement in its entirety by adopting this Amended and Restated Accounting Services Agreement which shall supersede the Original Agreement from and after the date hereof;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and RSMC agree as follows:

     1. APPOINTMENT. The Trust hereby appoints RSMC to provide certain accounting services to the Trust for the period and upon the terms and conditions  set forth in this Agreement. RSMC accepts such appointment  and agrees to furnish the services herein set forth in return for the compensation provided for in Section 11 of this Agreement. RSMC agrees to comply with all relevant provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations thereunder, and to remain open for business on any day on which the New York Stock Exchange, the Philadelphia branch office of the Federal Reserve and Wilmington Trust Company are open for business. The Trust may from time to time issue separate series or classes or classify and reclassify shares of such series or class. RSMC shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Trust called for under this Agreement and shall identify the series or class to which such report, confirmation or notice pertains.


     2. DOCUMENTS. The Trust has furnished RSMC with copies properly certified or authenticated of each of the following:

          A. Resolutions of the Trust's Board of Trustees authorizing the appointment of RSMC to provide certain accounting services to the Trust and approving this Agreement;

          B. Schedule B identifying and containing the signatures of those Trust officers and other persons authorized ("Authorized Persons") to sign "Written Instructions" on behalf of the Trust;

          C. The Trust's Amended and Restated Master Trust Agreement filed with the Secretary of the Commonwealth of Massachusetts on March 3, 1995 and all amendments thereto and restatements thereof;

          D.     The   Trust's  Bylaws  and  all  amendments  thereto   and
restatements thereof (such Bylaws, as presently in effect and as they shall from time to time be amended or restated, are herein called "Bylaws");

          E. The Investment Management Agreement between Heitman/PRA Securities Advisors, Inc. (the "Advisor") and the Trust with respect to Heitman Securities Trust dated as of January 31, 1995;

          F. The Distribution Agreement between the Trust and Rodney Square Distributors, Inc. dated as of December 3, 1993;

          G. The Distribution Agreement between the Trust and ACG Capital Corporation dated as of May 15, 1995;

          H. The Amended and Restated Administration Agreement between the Trust and RSMC of even date herewith;

          I. The Amended and Restated Custodian Agreement between Wilmington Trust Company (the "Custodian") and the Trust, of even date herewith;

          J. The Amended and Restated Transfer Agency Agreement between the Trust and RSMC of even date herein;

          K.    The Trust's Notification of Registration filed pursuant  to
Section 8(a) of the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on September 15, 1988;

          L. The Trust's most recent Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") (File No. 33-24611) and under the Investment Company Act (File No. 811-5659), as filed with the SEC relating to shares of beneficial interest in the Trust, and all amendments thereto;

          M. The Trust's most recent prospectuses and statements of additional information relating to the Fund(s); and

          N. If required, a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in
Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

          The Trust will furnish RSMC from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

     3.   INSTRUCTIONS CONSISTENT WITH MASTER TRUST AGREEMENT, ETC.

          A. Unless otherwise provided in this Agreement, RSMC shall act only upon Oral and Written Instructions. ("Oral Instructions", as used in this Agreement, shall mean oral instructions actually received by RSMC from an Authorized Person or from a person reasonably believed by RSMC to be an Authorized Person. "Written Instructions", as used in this Agreement, shall mean written instructions signed by two Authorized Persons delivered by hand, mail, telegram, cable, telex or facsimile, and received by RSMC. "Authorized Person", as used in this Agreement, means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Fund(s) and certified by the Secretary or an Assistant Secretary of the Trust, or any amendment thereto as may be received by RSMC from time to time.) Although RSMC may know of the provisions of the Master Trust Agreement and Bylaws of the Trust, RSMC in its capacity under this Agreement may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Master Trust Agreement or Bylaws or any vote, resolution or proceeding of the shareholders, or of the Board of Trustees, or of any committee thereof.

          B. RSMC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by RSMC pursuant to this Agreement. The Trust agrees to forward to RSMC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by RSMC, whether by hand delivery, telex, facsimile or otherwise, by the close of business of the same day that such Oral
Instructions are given to RSMC. The Trust agrees that the fact that such confirming Written Instructions are not received by RSMC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Trust by giving Oral Instructions. The Trust agrees that RSMC shall incur no liability to the Trust in acting upon Oral Instructions given to RSMC hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

     4.   FUND ACCOUNTING.

          A. RSMC shall provide the following accounting functions on a daily basis:

               (1)Journalize  each  Fund's investment,  capital  share  and income and expense activities;

               (2)Verify  investment buy/sell trade tickets  when  received from the Advisor(s) and transmit trades to the Trust's Custodian for proper settlement;

               (3)Maintain individual ledgers for investment securities;

               (4)Maintain historical tax lots for each security;

               (5)Reconcile cash and investment balances of each Fund  with the Custodian, and provide the Advisor(s) with the beginning cash balance available for investment purposes;

               (6)Update  the  cash  availability  throughout  the  day  as required by the Advisor(s);

               (7)Post  to and prepare each Fund's Statement of Assets  and
                  Liabilities and Statement of Operations;

               (8)Calculate  expenses  payable  pursuant  to  the   Trust's
                  various contractual obligations;

               (9)Control  all  disbursements from the Trust on  behalf  of each Fund and authorize such disbursements upon Written Instructions;

              (10)Calculate capital gains and losses;

              (11)Determine each Fund's net income;

              (12)Obtain  security market prices or if such  market  prices are not readily available, then obtain such prices from services approved by the Advisor(s), and in either case calculate the market or fair value of each Fund's investments;

              (13)In   the   case   of  debt  instruments  with   remaining
                  maturities of sixty (60) days or less, calculate the amortized cost value of those instruments;

              (14)Transmit  or  mail a copy of the portfolio valuations  to the Advisor(s);

              (15)Compute the net asset value of each Fund;

              (16)Compute   each  Fund's  yields,  total  returns,  expense
                  ratios and portfolio turnover rate; and

              (17)Prepare  and  monitor  the expense  accruals  and  notify
                  Trust management of any proposed adjustments.

          B.   In addition, RSMC will:

               (1)Prepare  monthly financial statements, which will include without limitation the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses;

               (2)Prepare monthly security transactions listings;

               (3)Prepare monthly broker security transactions summaries;

               (4)Supply  various  Trust  and  Fund  statistical  data   as
                  requested on an ongoing basis;

               (5)Assist  in the preparation of support schedules necessary for completion of Federal and state tax returns;

               (6)Assist  in  the  preparation and filing  of  the  Trust's annual  and  semiannual reports with the SEC on  Form  N-
                  SAR;

               (7)Assist  in  the  preparation and filing  of  the  Trust's annual and semiannual reports to shareholders and proxy statements;

               (8)Assist  with the preparation of amendments to the Trust's registration statements on Form N-1A and other filings relating to the registration of shares; and

               (9)Monitor  each  Fund's  status as a  regulated  investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time;

              (10)Determine    the   amount   of   dividends   and    other
                  distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Fund of the Trust under the Code.

     5. RECORDKEEPING AND OTHER INFORMATION. RSMC shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by
Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust or the Trust's authorized representatives. Upon reasonable request of the Trust, copies of such records shall be provided by RSMC to the Trust or the Trust's authorized representatives at the Trust's expense. Where applicable, such records shall be maintained by RSMC for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     6. LIAISON WITH ACCOUNTANTS. RSMC shall act as liaison with the Trust's independent public accountants and shall provide account analysis, fiscal year summaries and other audit related schedules. RSMC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time.

     7.    CONFIDENTIALITY.  RSMC  agrees  on  behalf  of  itself  and  its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where RSMC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     8. EQUIPMENT FAILURE. In the event of equipment failures beyond RSMC's control, RSMC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. RSMC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     9.   RIGHT TO RECEIVE ADVICE.

          A. ADVICE OF TRUST. If RSMC shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust directions or advice, including Oral or Written Instructions where appropriate.

          B. ADVICE OF COUNSEL. If RSMC shall be in doubt as to any question of law involved in any action to be taken or omitted by RSMC, it may request directions or advice at its own cost from counsel of its own choosing (who may be the regularly retained counsel for the Trust or RSMC or the in-house counsel for RSMC, at the option of RSMC).

          C. CONFLICTING ADVICE. In case of conflict between directions, advice or Oral or Written Instructions received by RSMC pursuant to subsection A of this Section and directions or advice received by RSMC pursuant to subsection B of this Section, RSMC shall be entitled to rely upon and follow the directions or advice obtained in accordance with the latter provision alone.

          D. PROTECTION OF RSMC. RSMC shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subsections A or B of this Section which RSMC, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Section shall be construed as imposing upon RSMC any obligation (i) to seek such direction, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to RSMC's properly taking or omitting to take such action. Nothing in this subsection shall excuse RSMC when an action or omission on the part of RSMC constitutes willful misfeasance, bad faith, negligence or reckless disregard by RSMC of its duties under this Agreement.

     10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein in Sections 4 and 5, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act, the CEA and any laws, rules and regulations of governmental authorities having jurisdiction.

     11. COMPENSATION. For the performance of its obligations under this Agreement, the Trust on behalf of each Fund shall pay RSMC in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

     12. INDEMNIFICATION. (a) The Trust agrees to indemnify and hold harmless RSMC and its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA and any applicable state and foreign laws, all as or to be amended from time to time) ("Applicable Laws") and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly from any action or thing which RSMC takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions, provided, that neither RSMC nor any of its directors, officers, employees, agents and representatives shall be indemnified against any liability to the Trust or to its shareholders (or any expenses incident to such liability) arising out of RSMC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) RSMC agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims, liabilities (including, without limitation, liabilities arising under the Applicable Laws) and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising directly or indirectly from any action or omission to act which RSMC or any of RSMC's directors, officers, employees, agents and/or representatives take or fail to take that constitutes willful misfeasance, bad faith, negligence or reckless disregard of RSMC's duties and obligations under this Agreement.

     (c) Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

     13. RESPONSIBILITY OF RSMC. In the performance of its duties hereunder, RSMC shall be obligated to exercise due care and diligence and to act in good faith and to use its best efforts within reasonable limits. RSMC shall be under no duty to take any action on behalf of the Trust except as specifically set herein or as may be specifically agreed to by RSMC in writing. To the extent that duties, obligations and responsibilities assumed by RSMC are not expressly set forth in this Agreement, RSMC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of RSMC or reckless disregard by RSMC of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, RSMC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into, and shall not be liable for or in respect of: (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which RSMC reasonably believes to be genuine; or (ii) delays or errors or loss of data occurring by reason of circumstances beyond RSMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Section 8), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, in which circumstances RSMC shall take reasonable actions to minimize loss of data resulting therefrom.

     14. DURATION, TERMINATION, ETC. The provisions of this Agreement may not be changed, waived, discharged or terminated orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     This Agreement shall become effective as of the close of business on the date first above written and shall continue in force unless terminated as herein provided. This Agreement may at any time be terminated by the Trust on sixty (60) days' written notice given to RSMC or by RSMC on six
(6) months' written notice given to the Trust; provided, however, that the foregoing provisions of this Agreement may be terminated immediately at any time for cause either by the Trust or by RSMC in the event that such cause shall have remained unremedied for sixty (60) days or more after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Section 12 hereof.

     Upon the termination of this Agreement, the Trust shall pay to RSMC such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by RSMC to such date. In the event that the Trust designates a successor to any of RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by RSMC under the foregoing provisions.

     15. NOTICES. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

     16. FURTHER ACTIONS. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     17. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     18. DELEGATION. On thirty (30) days' prior written notice to the Trust, RSMC may assign any part or all its rights and delegate its duties hereunder to any wholly owned direct or indirect subsidiary of Wilmington Trust Company provided that (i) the delegate agrees with RSMC to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder; (ii) RSMC shall remain responsible for the performance of all of its duties under this Agreement; (iii) RSMC and such delegate shall promptly provide such information as the Trust may request; and (iv) RSMC shall respond to such questions as the Trust may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

     19.  MISCELLANEOUS.

          A. RSMC acknowledges that it has received notice of and accepts the limitations of liability set forth in the Trust's Master Trust Agreement. RSMC agrees that the Trust's obligations hereunder shall be limited to the Trust, and that RSMC shall have recourse solely against the assets of the Portfolio with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Portfolio or against any shareholder, Trustee, officer, employee, or agent of the Trust.

          B.     This   Agreement   embodies  the  entire   agreement   and
understanding between the parties thereto, and supersedes all matters hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Written and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefits of the parties hereto and their respective successors.


      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized all as of the date first written above.



                              HEITMAN SECURITIES TRUST



                              By:   /s/ William L. Ramseyer
                                    -----------------------
                                    William L. Ramseyer, President


                              RODNEY SQUARE MANAGEMENT
                              CORPORATION



                              By:    /s/ Martin L. Klopping
                                     -----------------------
                                     Martin L. Klopping, President

                           SCHEDULE A

                    HEITMAN SECURITIES TRUST

                          FEE SCHEDULE

For the services RSMC provides under the Accounting Services Agreement attached hereto, the Trust, on behalf of the Fund, agrees to pay RSMC an annual accounting fee payable monthly in arrears, which consists of a $75,000 minimum fee, plus 0.02% on total Fund assets in excess of $100 million. In addition, RSMC will receive a $25,000 minimum fee for each additional class of the Fund's shares added after the date hereof.

                           SCHEDULE B

                    HEITMAN SECURITIES TRUST

                       AUTHORIZED PERSONS


      The following persons have been duly authorized by the Board of Trustees to give Oral and Written Instructions on behalf of the Fund:

     Nancy B. Lynn                 /S/ Nancy Lynn
                                   ___________________________

     Randy Newsome                 /S/ Randy Newsome
                                   ___________________________

     Timothy J. Pire               /S/ Timothy Pire
                                   ___________________________

     Dean A. Sotter                /S/ Dean Sotter
                                   ___________________________